UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 11, 2017

Wayne Savings Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23433	31-1557791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 N. Market St, Wooster, Ohio 44691
(Address of Principal Executive Offices) (Zip Code)

(330) 264-5767
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On September 11, 2017, Wayne Savings Bancshares, Inc. (the “Company”), the holding company for Wayne Savings Community Bank (the “Bank”), announced that effective at the end of business September 8, 2017, Wayne Savings Community Bank changed from an Ohio-chartered savings and loan association to an Ohio-chartered commercial bank. In connection with the Bank’s charter conversion, the Company received approval from the Board of Governors of the Federal Reserve System to convert from a unitary thrift holding company to a bank holding company. The Company issued a press release on September 11, 2017, announcing the completion of the conversion, a copy which is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: September 11, 2017	By:	/s/ James R. VanSickle II
James R. VanSickle II
President and Chief Executive Officer